EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and officers of Cleveland-Cliffs Inc., an Ohio corporation ("Company"), hereby constitute and appoint C. Lourenco Goncalves, Timothy K. Flanagan, James D. Graham and R. Christopher Cebula, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 6th day of February, 2018.

Signature	Title
/s/ C. L. Goncalves	Chairman, President and Chief Executive Officer (Principal Executive Officer)
C. L. Goncalves
/s/ T. K. Flanagan	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
T.K. Flanagan
/s/ R. C. Cebula	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)
R. C. Cebula
/s/ J. T. Baldwin	Director
J. T. Baldwin
/s/ R. P. Fisher, Jr.	Director
R. P. Fisher, Jr.
/s/ S. M. Green	Director
S. M. Green
/s/ J. A. Rutkowski, Jr.	Director
J. A. Rutkowski, Jr.
/s/ E. M. Rychel	Director
E. M. Rychel
/s/ M. D. Siegal	Director
M. D. Siegal
/s/ G. Stoliar	Director
G. Stoliar
/s/ D. C. Taylor	Director
D. C. Taylor